REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors of Wilshire Target Funds, Inc.:

	In planning and performing our audits of the financial statements and financial highlights of Wilshire Target Funds, Inc. (the "Fund") for the year ended August 31, 1998, we considered its internal control, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion of the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

	The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principals. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

	Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to futures periods is subject to the risk that it may become inadequate because of changes in conditions o that the effectiveness of the design and operation may deteriorate.

        Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of August 31, 1998.

	This report if intended solely for the information and use of management of the Fund and the Securities and Exchange Commission.


PricewaterhouseCoopers LLP

Boston, Massachusetts
October 9, 1998